Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3(No. 333-112601), on Forms S-4 (Nos. 333-113929, 333-80621 and 333-76956), and on FormsS-8 (Nos. 333-111020, 333-32320, 333-38321, and 333-20523) of Vail Resorts, Inc.of our report dated October 1, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Denver, Colorado

October 1, 2004